SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 The Empire District Electric Company        Empire District Electric Trust I
    (Exact name of registrant as                (Exact name of registrant as
      specified in its charter)                   specified in its charter)

           Kansas                       44-0236370                     Delaware                   43-6860403
---------------------------        -------------------          -----------------------       -------------------
  (State of incorporation            (I.R.S. Employer           (State of incorporation        (I.R.S. Employer
      or organization)             Identification No.)             or organization)           Identification No.)

                                602 Joplin Street
                             Joplin, Missouri 64801
                    ----------------------------------------
               (Address, including Zip Code, and telephone number,
        including area code, of registrants' principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                        Name of each exchange on which
      to be so registered                        each class is to be registered
-----------------------------------------     ----------------------------------
  8 1/2% Trust Preferred Securities of             New York Stock Exchange
Empire District Electric Trust I (and the
Guarantee of The Empire District Electric
   Company with respect thereto)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. / /

     Securities Act registration statement file number to which this form relates: 333-55210
--------------------------
     (if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
--------------------------------------------------------------------------------
                                (Title of Class)


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                                      -2-


Item 1. Description of Securities to be Registered

     For a full description of Empire District Electric Trust I's 8 1/2% Trust Preferred Securities (the "Trust Preferred Securities") and The Empire District Electric Company's guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Preferred Securities," "Description of Unsecured Debt Securities," "Description of Guarantees" and "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees" in the prospectus (the "Prospectus") that forms part of the Registration Statement on Form S-3 (File No. 333-55210) (including any amendments thereto, the "Registration Statement") filed by The Empire District Electric Company, Empire District Electric Trust I and Empire District Electric Trust II with the Securities and Exchange Commission (the "Commission") on February 8, 2001, under the Securities Act of 1933. The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. One or more prospectus supplements further describing the terms of the Trust Preferred Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933 and the information contained under the captions "Description of Securities," "Certain Terms of the Preferred Securities" and "Certain Terms of the Junior Subordinated Debentures" therein shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

ITEM 2. Exhibits.

          1. Certificate of Trust of Empire District Electric Trust I (incorporated by reference to Exhibit 4(t) to the Registration Statement).

          2. Trust Agreement of Empire District Electric Trust I (incorporated by reference to Exhibit 4(u) to the Registration Statement).

          3. Form of Amended and Restated Trust Agreement of Empire District Electric Trust I (incorporated by reference to Exhibit 4(x) to the Registration Statement).

          4. Form of Preferred Securities Certificate of Empire District Electric Trust I (incorporated by reference to Exhibit 4(y) to the Registration Statement).

          5. Form of Guarantee Agreement of The Empire District Electric Company (incorporated by reference to Exhibit 4(s) to the Registration Statement).

          6. Indenture for Unsecured Debt Securities, dated as of September 10, 1999 between The Empire District Electric Company and Wells Fargo Bank Minnesota, National Association (Incorporated by reference to Exhibit 4(v) to Registration Statement No. 333-87015 on Form S-3).

          7. Form of Securities Resolution for Unsecured Debt Securities (Incorporated by reference to Exhibit 4(w) to Registration Statement No. 333-87015 on Form S-3).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duty caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            THE EMPIRE DISTRICT ELECTRIC COMPANY


                            By:         /s/ Myron W. McKinney
                                   ------------------------------------------
                                   Name:     Myron W. McKinney
                                   Title:    President



                            EMPIRE DISTRICT ELECTRIC TRUST I


                            By:      THE EMPIRE DISTRICT ELECTRIC
                                     COMPANY


                            By:         /s/ Myron W. McKinney
                                   -----------------------------------------
                                   Name:     Myron W. McKinney
                                   Title:    President

Dated:  February 23, 2001